UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN
PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934(Amendment No.                       )

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

FARMERS CAPITAL BANK CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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FARMERS CAPITAL BANK CORPORATION
202 West Main Street
Frankfort, Kentucky 40601

October     , 2009

Dear Shareholder:

You are invited to attend a Special Meeting of Shareholders of Farmers Capital Bank Corporation, to be held on Thursday, November 12, 2009, at 10:00 a.m., Eastern Standard Time, at the main office of Farmers Bank & Capital Trust Co., 125 West Main Street, Frankfort, Kentucky 40601.

At the Special Meeting, we will ask our shareholders to consider and vote upon an amendment to the Company’s Second Amended and Restated Articles of Incorporation to increase the number of authorized shares of the Company’s common stock from 9,608,000 to 14,608,000 shares.  We would like to increase the Company’s authorized shares of common stock to ensure that we have sufficient authorized and unissued shares available to raise additional capital and provide additional authorized and unissued shares for future purposes.  Additional capital we raise would be used for (i) capital infusions into three of our subsidiary banks deemed appropriate by us and our banking regulators, (ii) repaying the investment previously made by the United States Treasury in our Series A Preferred Stock under its TARP Capital Purchase Program and (iii) general corporate purposes.

At the meeting, we will also ask you to consider and vote upon a proposal to grant the proxy holders with discretionary authority to adjourn the meeting for up to 120 days to allow for the solicitation of additional proxies if there are insufficient shares voted at the Special Meeting to approve the amendment.  In addition, shareholders will consider and vote upon such other business as may properly come before the meeting and any adjournment or postponement of the meeting.

Your vote is important.  Regardless of whether you plan to attend, please follow the instructions on the enclosed proxy card or voting instruction card and vote your shares as soon as possible.  You can submit your vote online or by telephone or you can complete, sign, date and return the enclosed proxy card or voting instruction card.  Submitting your vote in advance of the meeting will not prevent you from voting at the meeting, but will assure that your vote is counted if you are unable to attend.  If you hold stock in more than one account or name, you will receive a proxy card for each.  If you hold your shares in the name of a bank or broker, we recommend that you follow the voting instructions on the form you receive from your bank or broker.

Thank you for submitting your vote through the Internet, telephone or by returning your proxy card.  We appreciate your continued support of Farmers Capital Bank Corporation and its family of banks.

Sincerely,

G. Anthony Busseni
President and Chief Executive Officer

Farmers Capital Bank Corporation
202 West Main Street
Frankfort, Kentucky  40601

Notice of Special Meeting of Shareholders
to be held November 12, 2009

 October    , 2009
Date:	Thursday, November 12, 2009
Time:	10:00 a.m., Eastern Standard Time
Place:	Farmers Bank & Capital Trust Co. 125 West Main Street Frankfort, Kentucky 40601
Purpose:
Proposal No. 1.  For approval of an amendment to the Company’s Second Amended and Restated Articles of Incorporation to increase the number of authorized shares of the Company’s common stock from 9,608,000 to 14,608,000.

Proposal No. 2.  For approval to grant the proxy holders discretionary authority to vote to adjourn the Special Meeting for up to 120 days to allow for the solicitation of additional proxies if there are insufficient shares voted at the Special Meeting, in person or by proxy, to approve Proposal No. 1.

Other Business.  To consider such other business as may properly come before the Special Meeting or any adjournment or postponement thereof.

Record Date:	Close of business on October 1, 2009

It is desirable that as many shareholders as possible be represented at the meeting. Consequently, whether or not you now expect to be present, please submit your vote online or by telephone or please promptly complete, date, execute and return a proxy or voting instruction card. You may revoke the proxy at any time before it is voted at the special meeting of shareholders.

By order of the Board of Directors,

C. Douglas Carpenter
Senior Vice President, Secretary
and Chief Financial Officer

Your Vote Is Important

Please promptly submit your vote online or by telephone or please complete, sign and date the enclosed proxy in the accompanying postage-paid envelope.

Farmers Capital Bank Corporation

202 West Main Street

Frankfort, Kentucky  40601

PROXY STATEMENT

SPECIAL MEETING OF SHAREHOLDERS – NOVEMBER 12, 2009

This proxy statement and the enclosed proxy are being mailed to our shareholders on or about
 October   , 2009.
___________________________

This proxy statement is being furnished in connection with the solicitation by the Board of Directors of proxies from the shareholders of Farmers Capital Bank Corporation (“we,” “our,” or the “Company”) for use at the Special Meeting of Shareholders to be held on November 12, 2009, and any adjournments or postponements of that meeting (the “Special Meeting”).

At the Special Meeting, our shareholders will be asked to vote on the following:

•
Proposal No. 1.  For approval of the amendment to our Second Amended and Restated Articles of Incorporation to increase the authorized shares of common stock from 9,608,000 to 14,608,000 (the “Common Stock Proposal”);

•
Proposal No. 2.  For approval to grant the proxy holders discretionary authority to vote to adjourn the Special Meeting for up to 120 days to allow for the solicitation of additional proxies if there are insufficient shares voted at the Special Meeting to approve the amendment to our Second Amended and Restated Articles of Incorporation (“Meeting Adjournment”); and

•	Other Business. On any other matters properly presented for action at the Special Meeting.

The board of directors recommends that you vote:

•	FOR the Common Stock Proposal; and
•	FOR the Meeting Adjournment.

Multiple Households

One proxy statement is being delivered to multiple shareholders sharing an address unless we have received contrary instructions from one or more shareholders. Upon request, we will furnish any such shareholder a separate copy of this proxy statement. Requests should be directed to our corporate secretary in writing at 202 West Main St., P.O. Box 309, Frankfort, Kentucky  40601, Attn:  C. Douglas Carpenter, Secretary, or by phone at 502-227-1668.

The Company

The Company is a bank holding company.  The Company’s subsidiaries provide a wide range of banking and bank-related services to customers throughout Central and Northern Kentucky.  The bank subsidiaries owned by the Company include Farmers Bank & Capital Trust Co., Frankfort, Kentucky

(“Farmers Bank”); United Bank & Trust Co., Versailles, Kentucky (“United Bank”); The Lawrenceburg Bank and Trust Company, Lawrenceburg, Kentucky (“Lawrenceburg Bank”); First Citizens Bank, Elizabethtown, Kentucky; and Citizens Bank of Northern Kentucky, Inc., Newport, Kentucky.

Our principal executive offices are located at 202 West Main St., Frankfort, Kentucky  40601.

A copy of this proxy statement and accompanying form of proxy, as well as Farmers Capital Bank Corporation’s Proxy Statement for its 2009 Annual Meeting of Shareholders and Annual Report on Form 10-K and subsequent quarterly reports on Form 10-Q, are also available to shareholders via the Internet at www.farmerscapital.com. (for information only).

Record Date

Our Board of Directors set October 1, 2009, as the record date for the Special Meeting. Only shareholders of record at the close of business on that date will be entitled to notice of and to vote at the Special Meeting.

Who Can Vote

Each share of our common stock that you held on the record date entitles you to one vote at the Special Meeting. On the record date, there were 7,371,207 shares of our common stock outstanding.

Quorum

A majority of our outstanding shares of common stock entitled to vote, whether in person or represented by proxy, constitutes a quorum necessary to properly convene a meeting of our shareholders.  Shares of our common stock represented by properly executed and returned proxies will be treated as present. Shares of our common stock present at the Special Meeting that abstain from voting, that are the subject of broker non-votes, or for which voting authority is withheld will be counted as present for purposes of determining a quorum.

Votes Required for Approval

Number of Votes Required to Approve Proposals:  Our corporate secretary will count votes cast at the Special Meeting. If a quorum is present,

•
the approval of the amendment to our Second Amended and Restated Articles of Incorporation to increase the authorized shares of common stock requires the affirmative vote of a majority of the votes cast on the proposal, and

•	the proposal to grant the proxy holders discretionary authority to vote to adjourn the Special Meeting requires the affirmative vote of a majority of the votes cast on the proposal.

Abstentions:  Abstentions as to all such matters to come before the Special Meeting will not be counted as votes for or against approval of those matters.  Abstentions will not be included in calculating the number of votes necessary for approval of those matters.

Broker Non-Votes:  If you hold shares in street name and you do not provide voting instructions to your broker, bank or other institution, then your bank, broker or other institution is not entitled to vote on any proposal for which it does not have “discretionary” authority to vote.

Rules of the New York Stock Exchange (NYSE) determine whether proposals presented at the shareholder meetings are “discretionary” or “non-discretionary” and most banks, brokers and other institutions are bound by these rules.  If a proposal is determined to be discretionary, the NYSE provides brokerage firms with authority to vote on the proposal without receiving voting instructions from their clients.  If the proposal is determined to be non-discretionary, then brokerage firms lack the authority to vote on the proposal without receiving voting instructions from their clients.  The votes that could have been cast on a non-discretionary proposal by brokers who did not receive voting instructions are called “broker non-votes.”  Broker non-votes will not be counted as votes for or against and will not be included in calculating the number of votes necessary for approval of each non-discretionary proposal.

The two proposals described in this proxy statement are discretionary proposals.  This means that your bank, broker or other institution will have the discretionary authority to vote in favor, against or abstain on either proposal in the event you do not provide voting instructions.

How to Vote

Registered Holders.  If your shares are registered in your name (and not held through a broker, bank or other institution), there are three ways to vote:  by Internet, by telephone or by mail.  Your vote authorizes each of Frank W. Sower, Jr. and G. Anthony Busseni, as proxies, each with the power to appoint his substitute, to represent and vote your shares as you directed.

•	Vote by Internet – www.voteproxy.com

~	Use the Internet to vote your proxy 24 hours a day, seven days a week until 11:59 p.m. (Eastern Standard Time) on November 11, 2009.

~	Please have your proxy card available and follow the instructions on the website to cast an electronic ballot.

•	Vote by Telephone – Call toll-free 1-800-PROXIES (1-800-776-9437)

~	Use the telephone to vote your proxy 24 hours a day, seven days a week until 11:59 p.m. (Eastern Standard Time) on November 11, 2009.

•	Vote by Mail

~	Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

Only the latest dated proxy received from you, whether by Internet, telephone or mail, will be voted at the Special Meeting.  If you vote by Internet or telephone, please do not mail your proxy card.

Employee Stock Purchase Plan Holders.  If you hold shares of our common stock through our Employee Stock Purchase Plan, you may vote your shares in the same manner as described above for registered holders.

Street Name Holders.  If your shares are held in street name (through a broker, bank or other institution), you may receive a separate voting instruction form, or you may need to contact your broker, bank or other institution to determine whether you will be able to vote electronically using the Internet or the telephone.

How Your Proxy Will Be Voted

The Board of Directors is soliciting a proxy in the enclosed form to provide you with an opportunity to vote on all matters scheduled to come before the Special Meeting, whether or not you attend in person.

Granting Your Proxy and How it Will be Voted.  Frank W. Sower, Jr. and G. Anthony Busseni have been designated as proxies by our Board of Directors.

Registered Holders and Employee Stock Purchase Plan Holders.  If you submit your vote online or by telephone or if you properly execute and return a proxy in the enclosed form, your stock will be voted as you specify. If you make no specifications, your proxy will be voted as follows:

•	in favor of approving the Common Stock Proposal,

•	in favor of the Meeting Adjournment, and

•	as the proxies deem appropriate on any other matter that may properly come before the Special Meeting.

We expect no matters to be presented for action at the Special Meeting other than the items described in this proxy statement. By submitting your vote online or by telephone or by signing and returning the enclosed proxy, however, you will give to the persons named as proxies discretionary voting authority with respect to any other matter that may properly come before the Special Meeting, and they intend to vote on any such other matter in accordance with their best judgment.

Street Name Holders.  If your shares are held in street name (through a bank, broker or other institution), and you do not give voting instructions to your broker, bank or nominee, they will be entitled to vote your shares in the manner they choose with respect to approval of the Common Stock Proposal and with respect to the Meeting Adjournment.

           Revoking Your Proxy.  If you submit a proxy, you may subsequently revoke it or submit a revised proxy at any time before it is voted. You may also attend the Special Meeting in person and vote by ballot, which would cancel any proxy that you previously submitted. If you wish to vote in person at the Special Meeting but hold your stock in street name (that is, in the name of a broker, bank or other institution), then you must have a proxy from the broker, bank or other institution in order to vote at the Special Meeting. If you choose to attend the Special Meeting and elect to vote at the Special Meeting or at any adjournments thereof, please notify the Secretary of the Company at the Special Meeting of your decision to terminate your proxy prior to a vote being taken on a particular proposal.

No Appraisal Rights. Under Kentucky law, there are no appraisal or similar rights of dissenters with respect to any matter to be acted upon at the Special Meeting.

Proxy Solicitation

The cost of soliciting proxies on behalf of the Board of Directors for the Special Meeting will be borne by the Company. Proxies may be solicited by directors, officers, or our other employees, without additional compensation, in person, or by telephone, e-mail, or mail. We are requesting persons and entities holding shares in their names, or in the names of their nominees, to send proxy materials to, and obtain proxies from, such beneficial owners. Those persons and entities will be reimbursed for their reasonable out-of-pocket expenses.

We have retained the services of Georgeson Inc. to aid in the solicitation of shareholders, brokers, banks, and other institutional investors by telephone and mail for an estimated fee of $7,500.  The Company will bear this expense.

Proposal No. 1

APPROVAL OF AN AMENDMENT TO THE COMPANY’S RESTATED ARTICLES OF
INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF
COMMON STOCK FROM 9,608,000 TO 14,608,000 SHARES

On September 29, 2009, our Board of Directors approved amending Article IV(A) of the Company’s Second Amended and Restated Articles of Incorporation to increase the number of shares of our authorized common stock, par value $0.125 per share, from 9,608,000 shares to 14,608,000.   This represents an increase of an additional 5,000,000 authorized shares of our common stock.   Our Board of Directors recommended the amendment to our shareholders for approval.  The amendment will not be effective unless it receives approval of the shareholders at the Special Meeting.  We refer to this proposal as the “Common Stock Proposal.”

No change is being proposed to the authorized number of shares of the Company’s preferred stock, which remain at one million shares.

The Common Stock Proposal

The Common Stock Proposal would amend Article IV(A) of the Company’s Second Amended and Restated Articles of Incorporation to increase the total shares of authorized Common Stock and would read as follows:

(A)           The aggregate shares of capital stock which the Corporation shall have the authority to issue is (i) Fourteen Million Six Hundred Eight Thousand (14,608,000) shares of common stock, all of which are to be of a par value of Twelve and One-Half Cents ($0.125) each, and (ii) One Million (1,000,000) shares of preferred stock, all of which are to be without par value. All shares of common stock shall have full and unlimited voting power, shall be entitled to one (1) vote per share and shall be without distinction as to powers, preferences, and rights. No holder of shares of the common stock of the Corporation shall have any preemptive or preferential right to subscribe for, purchase or receive any additional shares of capital stock of the Corporation or rights or options to purchase additional shares of capital stock of the Corporation or securities convertible into or carrying rights or options to purchase additional shares of the capital stock of the Corporation. All shares of preferred stock shall have the powers, preferences and rights as established by the Corporation’s Board of Directors pursuant to Article IV(B) hereof.

Reasons for the Common Stock Proposal

The proposed increase in the authorized shares of Company common stock is necessary to facilitate the Company’s ability to raise additional capital and for other corporate purposes.   The Company currently has available only approximately 1,870,000 shares of common stock authorized and available for issuance.  The proposed amendment would increase the number of authorized shares of common stock that are available for issuance by 5,000,000 shares. The Board of Directors has determined that the Common Stock Proposal is desirable and in the Company’s best interests, since it would provide us additional flexibility by increasing the authorized number of shares of common stock available for issuance from time to time for the specific needs and intentions described below and for general corporate purposes, including acquisitions of other companies or their assets.

Capital Infusions into Subsidiary Banks.  Our subsidiary banks are subject to capital-based regulatory requirements which place banks in one of five categories based upon their capital levels and other supervisory criteria.  These five categories are: (1) well capitalized, (2) adequately capitalized, (3) under capitalized, (4) significantly under capitalized, and (5) critically under capitalized. To be well-capitalized, a bank must have a Tier 1 leverage capital ratio (“Leverage Ratio”) of at least 5% and a total risk-based capital ratio (“Risk-Based Ratio”) of at least 10%1. As of June 30, 2009, our five subsidiary banks had the following capital ratios for regulatory purposes:

	Leverage Ratio	Risk-Based Ratio

United Bank & Trust Co.	6.04%	10.69%
Farmers Bank & Capital Trust Co.	6.03%	12.33%
First Citizens Bank	8.11%	12.73%
Citizens Bank of Northern Kentucky	7.45%	11.01%
Lawrenceburg Bank & Trust Company	5.25%	11.18%

While each of our subsidiary banks was well-capitalized as of June 30, 2009, some of their capital levels have decreased over the past eighteen months as a result of the impact of the economic downturn that began in 2008.   As a result of the turmoil in the banking markets and continued difficulty many banks are experiencing with their loan portfolios, bank regulatory agencies are in general requiring many banks to raise additional capital to serve as a cushion for dealing with any further deterioration in their loan portfolios.  Moreover, not only had Company management (in light of the general economic climate and some weakness in certain of its subsidiaries’ loan portfolios) earlier this year determined that prudence required additional capital be infused into three of our banks, but the bank regulatory agencies which regulate our banks have determined (in the wake of examinations) that three of our subsidiaries require capital infusions (albeit at levels beyond what Company management deems necessary).

Lawrenceburg Bank.  As a result of an examination conducted in March of this year, Lawrenceburg Bank entered into an undertaking with the Federal Reserve Bank of St. Louis (“FRB St. Louis”) and the Kentucky Department of Financial Institutions (“KDFI”) that required Lawrenceburg Bank to maintain a Leverage Ratio of 8%.  The Company and Lawrenceburg Bank have recently explained to the KDFI that they were under the mistaken impression that the capital requirement for Lawrenceburg Bank was to be a Risk-Based Ratio rather than a Leverage Ratio, and that an 8% Leverage Ratio for Lawrenceburg Bank would be excessive.  Nonetheless, if Lawrenceburg Bank is required to have an 8% Leverage Ratio, a capital infusion from the Company into Lawrenceburg Bank of approximately $7,000,000 would be required.

1	The Leverage Ratio is computed by dividing a bank’s Total Capital, as defined by regulation, by its total average assets.

The Risk-Based Ratio is computed by dividing a bank’s Total Capital, as defined by regulation, by a risk-weighted sum of the bank's assets, with the risk weighting determined by general standards established by regulation.  The safest assets (e.g., government obligations) are assigned a weighting of 0% with riskier assets receiving higher ratings (e.g., ordinary commercial loans are assigned a weighting of 100%).

Farmers Bank.  Farmers Bank was recently the subject of a regularly scheduled examination by the KDFI which was conducted in mid-September.  As a result of this examination, Farmers Bank has been told by the KDFI representatives that the KDFI and FRB St. Louis will require capital for Farmers Bank at a level equal to (or approaching) an 8% Leverage Ratio.  While the Company and Farmers Bank continue to negotiate this issue with the KDFI, and while KDFI representatives involved in the Farmers Bank examination indicated to Farmers Bank that certain governmental deposits and Government National Mortgage Association (Ginnie Mae) securities held by Farmers Bank could be excluded in the Leverage Ratio calculation, were Farmers Bank required to establish a capital level at an 8% Leverage Ratio (calculated on all Farmers Bank assets), a capital infusion of approximately $12,500,000 would be required.

United Bank. As a result of an examination conducted in late July and early August by the Federal Deposit Insurance Corporation (“FDIC”), United Bank was informed by the FDIC at an exit meeting with the United Bank Board of Directors that the examination team would be recommending a formal enforcement proceeding in the form of a Cease and Desist Order be initiated with respect to United Bank.  United Bank has in subsequent meetings and communications with the FDIC and the KDFI articulated its strong objection and disagreement with this recommendation.  United Bank continues to engage in discussions with the regulatory authorities about this issue and may consider appealing any proposed Cease and Desist Order through an administrative law proceeding.  Nonetheless, the draft form of a Cease and Desist Order provided United Bank by the FDIC requires, among other things, a Leverage Ratio of at least 8%.  If United Bank is unable to successfully negotiate a lower capital requirement or prevail in a challenge of such requirement through an administrative appeal, a capital infusion into United Bank from the Company on the order of $15,000,000 would be necessary.

While the Company and the subsidiary banks in question will continue to negotiate vigorously with the banking regulators with respect to the appropriate capital to be maintained by Lawrenceburg Bank, Farmers Bank and United Bank, as outlined above the imposition of an 8% Leverage Ratio on these three banks would entail an aggregate capital infusion of nearly $35,000,000.

In advance of any regulatory action requiring capital infusions discussed above, the Company made on October 6, 2009 capital infusions of $10,500,000 into United Bank and $11,000,000 into Farmers Bank.  These capital infusions will count toward the aggregate amount of capital infusions ultimately required at the subsidiary banks as discussed above.  These capital infusions were funded from the Company's reserves and we intend to replace these funds with the proceeds from any offering of capital stock we complete.

Redemption of TARP Securities.  In January of this year, the Company was provided funds from the United States Treasury Department’s Troubled Asset Relief Program Capital Purchase Program pursuant to the Company’s application for such funds in October 2008.  As a result, the Treasury Department purchased $30,000,000 of the Company’s Series A Preferred Stock and was issued a warrant for the purchase of 223,992 shares of Company Common Stock.  In addition to the capital infusions into our subsidiaries described above, we would like to raise sufficient equity capital to repurchase this preferred stock and the common stock warrant held by the Treasury Department (the total aggregate cost of such repurchase we anticipate to be on the order of $30,519,000).

This repurchase would require the approval of the Federal Reserve Board and the Treasury Department.  While there can be no assurance we will receive such approval, we believe that upon raising the contemplated capital we would obtain that approval.

General Corporate Purposes.  Any monies remaining from any sales of our common stock in the wake of the adoption of the Common Stock Proposal would be used for general corporate purposes, including, without limitation, acquisitions of other companies or their assets should suitable opportunities present themselves.  We do not currently have any such acquisition plans.

Equity Fundraising Plan.  As a part of our efforts to position the Company to increase the capital of some of its bank subsidiaries, including replenishing any Company reserves used for capital infusions made in October 2009, as described above and raise sufficient funds to repurchase the Treasury’s investment, we intend to sell common stock in one or more public or private offerings at such times as the capital markets permit these transactions.  However, the details of any such offering, including the number of shares to be issued, the aggregate purchase price or purchase price per share and potential purchasers is not known at this time.

An increase in the amount of authorized shares is necessary to ensure that the Company has an adequate amount of authorized and unissued shares to complete the possible sale of shares of common stock to raise additional capital. Without approval of the Common Stock Proposal, our ability to raise additional capital through the sale of common stock will be very limited.

Effect of the Common Stock Proposal

Adoption of the Common Stock Proposal would not affect the rights of the holders of currently outstanding common stock. When and if additional shares of our common stock are issued, these new shares would have the same voting and other rights and privileges as the currently issued and outstanding shares of common stock.  These rights and privileges include the right to cast one vote per share and to participate in dividends when and to the extent declared and paid.  Further, holders of our common stock have no preemptive or preferential right to subscribe for, purchase or receive any future shares of common stock we may issue.

If, however, additional authorized shares of common stock, or securities that are convertible into, or exchangeable or exercisable for shares of common stock are issued, our existing common stock shareholders could experience dilution of their percentage ownership of the Company.  Further, depending upon the price realized, existing common stock shareholders could experience dilution of book value per share and earnings per share.

If our shareholders approve the Common Stock Proposal, then, in general, we will not need to obtain the approval of the shareholders before we issue additional shares of common stock.  This general rule, however, does not apply with respect to some director or employee stock incentive plans because the rules of the stock exchange on which our common stock is listed requires us to obtain shareholder approval for these plans.

The Common Stock Proposal, if adopted, will ensure that we will continue to have an adequate number of authorized and unissued shares of common stock available for foreseeable future uses as described above.

Outstanding Common Stock and Shares of Common Stock Available for Issuance

	As of September 25, 2009	Upon Effectiveness of Amendment
Shares of Common Stock Authorized	9,608,000	14,608,000
Shares of Common Stock Outstanding	7,367,067	7,367,067
Shares of Common Stock Reserved for Issuance*	371,034	371,034
Shares of Common Stock Available for Issuance*	1,869,899	6,869,899

*The number of shares of Common Stock reserved and available for issuance reflects the reservation of 69,985 shares of common stock subject to outstanding options, 77,057 shares of common stock reserved under our Employee Stock Purchase Plan and 223,992 shares of common stock subject to outstanding stock purchase warrants held by the United States Treasury.

The issuance of additional shares of common stock could be deemed under certain circumstances to have an anti-takeover effect; for example, if the shares were issued to dilute the equity ownership and corresponding voting power of a shareholder or group of shareholders who may oppose the policies or strategic plan of the Company’s existing management. On this basis, the proposed increase in authorized shares could enable the Board of Directors to render more difficult or discourage an attempt by another person or entity to obtain control of the Company.

Approval of Proposal No. 1 requires the affirmative vote of a majority of the votes cast on the Proposal No. 1.

The Board of Directors recommends a vote “FOR” Proposal No. 1.

Proposal No. 2

ADJOURNMENT OF THE SPECIAL MEETING

Proposal No. 2 would give the proxy holders discretionary authority to vote to adjourn the Special Meeting for up to 120 days if there are not sufficient shares voted at the Special Meeting, in person or by proxy, to approve Proposal No. 1.  If the Company desires to adjourn the Special Meeting, the presiding officer of the Special Meeting will request a motion that the Special Meeting be adjourned for up to 120 days with respect to Proposal No. 1, and no vote will be taken on Proposal No. 1 at the originally scheduled Special Meeting. Unless revoked prior to its use, any proxy solicited for the Special Meeting will continue to be valid for any adjourned meeting, and will be voted in accordance with instructions contained therein.   If no contrary instructions are given, the proxy will be voted in favor of Proposal No. 1.

Approval of this Proposal No. 2 will allow the Company, to the extent that shares voted by proxy are required to approve a proposal to adjourn the Special Meeting, to solicit additional proxies to determine whether sufficient shares will be voted in favor of or against Proposal No. 1.  At this time, the Company has no reason to believe that an adjournment of the Special Meeting will be necessary.

Approval of Proposal No. 2 requires the affirmative vote of a majority of votes cast on Proposal No. 2.

The Board of Directors recommends a vote “FOR” Proposal No. 2.

BENEFICIAL OWNERSHIP OF MANAGEMENT AND PRINCIPAL SHAREHOLDERS

Principal Beneficial Owners

The following table gives information as to all persons or entities known to us as of September 25, 2009 to be beneficial owners of more than five percent (5%) of the shares of our common stock. Unless otherwise indicated, beneficial ownership includes both sole voting power and sole investment power.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership of Company Common Stock as September 25, 2009	Percent of Class

Farmers Bank & Capital Trust Co. (“Farmers Bank”), as Fiduciary 125 West Main Street Frankfort, KY 40601	435,089 1	5.91 2

1       The shares indicated are held by the Trust Department of Farmers Bank, a wholly-owned subsidiary of the Company, in fiduciary capacities as trustee, executor, agent or otherwise. Of  the shares indicated, Farmers Bank has the sole right to vote 277,119 shares, or 3.76% of the outstanding shares. It has no voting rights with respect to 157,970 shares, or 2.14% of the outstanding shares.

In addition, of the shares indicated, Farmers Bank has sole investment power with respect to 98,507 shares, or 1.34% of the outstanding shares, shared investment power with respect to 55,795 shares, or 0.76% of the outstanding shares, and no investment power with respect to 280,787 shares, or 3.81% of the outstanding shares.

2                  Based on 7,367,067 shares of our common stock outstanding as of September 25, 2009.

Stock Ownership of Directors and Executive Officers

The table below contains information as to the shares of our common stock beneficially owned by all directors, advisory directors and executive officers, and by all such persons as a group. Unless otherwise indicated, all shares are owned directly and the named persons possess both sole voting power and sole investment power.  Unless otherwise indicated, none of the shares have been pledged as security.

Amount and Nature of Beneficial
Ownership of Company Common
Name	Stock as of September 25, 2009 1, 2	Percent of Class 1, 2
J. Barry Banker	3,531	3.05
R. Terry Bennett	758	4.01
Ben F. Brown	25,295	5.34
G. Anthony Busseni	4,785	6.06
C. Douglas Carpenter	3,546	7.05
E. Bruce Dungan	77,490	8	1.05
Rickey D. Harp	16,626	9.23
Lloyd C. Hillard, Jr.	7,079	10.10
Dr. Donald J. Mullineaux	1,000	.01
Allison B. Razor	2,017	.03
Robert Roach, Jr.	20,000	.27
Dr. Donald A. Saelinger	20,260	.28
Frank W. Sower, Jr.	64,829	11.88
Dr. John P. Stewart	15,350	12.21
Marvin E. Strong, Jr.	2,077	.03
Dr. John D. Sutterlin	60,800	13.83
Shelley S. Sweeney	169,603	2.30
All Directors, Advisory Directors
and Executive Officers as a group	495,046	6.71
______________________________

1	All entries are based on information provided to the Company by its directors, advisory directors and executive officers.
2
Includes beneficial ownership of 10,049 shares that Rickey D. Harp may own if he exercises his right to acquire beneficial ownership within 60 days of September 25, 2009. These 10,049 shares are deemed outstanding for purposes of computing the percentage of outstanding shares of our common stock owned by Mr. Harp (and for all directors, advisory directors and executive officers as a group) but are not deemed to be outstanding for purposes of computing the percentage of any other person.

3	Includes 1,000 shares held by Farmers Bank in trust for Mr. Banker’s wife, 404 shares held in an IRA for the benefit of Mr. Banker and 153 shares held by Mr. Banker for each of his three children.
4	Includes 300 shares owned by Mr. Bennett’s wife.

5
Includes 611 shares held for the benefit of Mr. Brown in our Employee Stock Purchase Plan (the “ESPP”), 17,136 shares held in an IRA for the benefit of Mr. Brown and 7,548 shares owned by Mr. Brown’s wife.

6	Includes 871 shares held for the benefit of Mr. Busseni in our ESPP and 805 shares held in an IRA for the benefit of Mr. Busseni.
7	Includes 2,048 shares owned jointly with Mr. Carpenter’s wife, 147 shares held by Mr. Carpenter for a son and 1,351 shares held by the ESPP for his benefit.
8	Includes 43,600 shares owned by Mr. Dungan’s wife and 1,390 shares held in an IRA for the benefit of Mr. Dungan. A total of 15,500 shares have been pledged as security for a loan.
9	Includes 1,827 shares owned jointly with Mr. Harp’s wife, 1,788 shares held in an IRA for the benefit of Mr. Harp and 2,865 shares held by the ESPP for his benefit.
10
Includes 337 shares held for the benefit of Mr. Hillard by the ESPP, 275 shares held in a self-directed IRA for the benefit of Mr. Hillard’s wife, 2,336 shares held in a self-directed IRA for the benefit of Mr. Hillard, and 1,425 shares held in a profit sharing trust for the benefit of Mr. Hillard’s wife.

11
Includes 32,869 shares held jointly by Mr. Sower, Mr. Sower’s brother, John R. Sower, and Mr. Sower’s sister, Lynn S. Bufkin, as co-trustees for various trusts established for the benefit of Mr. Sower’s children and the other grandchildren of Mr. Sower’s parents.

12	Includes 11,350 shares held by Dr. Stewart as trustee for his own benefit.
13	Includes 17,900 shares held in an IRA for Dr. Sutterlin’s benefit and 900 shares held in an IRA for the benefit of Dr. Sutterlin’s wife.

SHAREHOLDER PROPOSALS FOR 2010 ANNUAL MEETING

We presently contemplate that the Company’s 2010 Annual Meeting of Shareholders will be held on or about May 11, 2010.  If you want us to consider including a proposal in the proxy statement for next year’s annual meeting, you must deliver it in writing by no later than December 2, 2009 (the date 120 days prior to the first anniversary of the date of the 2009 annual meeting proxy statement) to: Secretary, Farmers Capital Bank Corporation, 202 West Main Street, Frankfort, Kentucky 40601, Attention: C. Douglas Carpenter, Secretary.  We recommend that you send any proposals by certified mail, return receipt requested.

If you want to present a proposal at next year’s annual meeting but do not wish to have it included in our proxy statement, you do not need to contact us in advance.  Our bylaws do not contain any requirement for shareholders to provide advance notice of proposals or nominations they intend to present at a meeting. However, if you do not notify us on or before February 14, 2010 of any matter that you wish to present at next year’s annual meeting, then the shareholders’ proxies that we solicit in connection with our 2010 Annual Meeting of Shareholders will confer on the proxyholders discretionary authority to vote on any matter that you may present at our 2010 Annual Meeting.

REVOCABLE PROXY

Farmers Capital Bank Corporation

This Proxy is Solicited on Behalf of the Board of Directors for
Special Meeting of Shareholders, November 12, 2009

The undersigned shareholder hereby appoints Frank W. Sower, Jr. and G. Anthony Busseni, or either of them, with full power of substitution, to act as proxy for and to vote the shares in Farmers Capital Bank Corporation held by the undersigned at the Special Meeting of Shareholders to be held at Farmers Bank & Capital Trust Co., 125 West Main Street, Frankfort, Kentucky on Thursday, November 12, 2009, at 10:00 a.m., Eastern Standard Time, and at any postponements or adjournments thereof, on all matters coming before the meeting.

If you choose to attend the Special Meeting and elect to vote at the Special Meeting or at any adjournments thereof, please notify the Secretary of Farmers Capital Bank Corporation at the Special Meeting of your decision to terminate this proxy prior to a vote being taken on a particular proposal. Following such notification, the power of the proxies shall be terminated and of no further force and effect. You may also revoke this proxy by sending written notice to the Secretary of Farmers Capital Bank Corporation at the address set forth on the Notice of Special Meeting of Shareholders, or by the filing of a later proxy prior to a vote being taken on a particular proposal at the Special Meeting.

By signing, dating and mailing this proxy or by submitting your vote online or by telephone, you acknowledge that you received from us a Notice of Special Meeting and a proxy statement dated October __, 2009.

PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR PROVIDE YOUR INSTRUCTIONS TO VOTE VIA THE INTERNET OR BY TELEPHONE

(Continued, and to be marked, dated and signed, on the other side)

FARMERS CAPITAL BANK CORPORATION – SPECIAL MEETING, NOVEMBER 12, 2009

YOUR VOTE IS IMPORTANT!

Special Meeting materials are available on-line at:
www.farmerscapital.com

You can vote in one of three ways:

1. Call toll free 1-800-PROXIES (1-800-776-9437) on a Touch-Tone Phone. There is **NO CHARGE** to you for this call.

or

2. Via the Internet at **www.voteproxy.com** and follow the instructions.

or

3. Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS

REVOCABLE PROXY

Farmers Capital Bank Corporation

☒ PLEASE MARK VOTES AS IN THIS EXAMPLE

If this proxy is properly executed, then the proxies will vote: (1) as you specify above or (2) if you do not specify your vote above, then

Directions to Shareholder Meeting. Our shareholder meeting will be held at Farmers Bank & Capital Trust Co. located at 125 West Main Street, Frankfort, Kentucky. If you need directions, please contact our Secretary at Farmers Capital Bank Corporation, 202 West Main Street, Frankfort, KY 40601, Attn: C. Douglas Carpenter or call our office at (502) 227-1668.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on November 12, 2009. A copy of this form of proxy and accompanying proxy statement, as well as Farmers Capital Bank Corporation's Proxy Statement for its 2009 Annual Meeting of Shareholders and Annual Report on Form 10-K and subsequent quarterly reports on Form 10-Q, are available to shareholders via the Internet at **www.farmerscapital.com** (for information only).

PLEASE DATE AND SIGN BELOW, AND RETURN IN THE ENCLOSED ENVELOPE.

Please sign your name below exactly as it appears on your stock certificate(s). Joint owners must each sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title.

Date ____________________________ 2009

____

____

____

Signature of Shareholder(s)

IF YOU WISH TO PROVIDE YOUR INSTRUCTIONS TO VOTE BY TELEPHONE OR INTERNET, PLEASE READ THE INSTRUCTIONS BELOW

PROXY VOTING INSTRUCTIONS

Shareholders of record have three ways to vote:

1. By Mail; or
2. By Telephone (using a Touch-Tone Phone); or
3. By Internet.

A telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned this proxy. Please note telephone and Internet votes must be cast prior to 11:59 p.m., November 11, 2009. It is not necessary to return this proxy if you vote by telephone or Internet.

Vote by Telephone	Vote by Internet
Call Toll-Free on a Touch-Tone Phone anytime prior to 11:59 p.m., November 11, 2009 **1-800-PROXIES (1-800-776-9437)**	Anytime prior to 11:59 p.m., November 11, 2009 go to: **www.voteproxy.com**

Please note that the last vote received, whether by telephone, Internet or mail, will be the vote counted.